                                                                  EXHIBIT 3.1

                             ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                           INTERSTATE HOTELS COMPANY

                           Under Section 1915 of the
                     Pennsylvania Business Corporation Law


  The undersigned corporation (the "Corporation"), organized and existing under the laws of the Commonwealth of Pennsylvania, for the purpose of amending and restating its Articles of Incorporation, hereby certifies as follows:

1. The name of the Corporation is Interstate Hotels Company, and the address of its registered office is Foster Plaza 10, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220, Allegheny County.

2. The Corporation was originally incorporated under the Pennsylvania Business Corporation Law (the "BCL") on April 19, 1996.

3. These Amended and Restated Articles of Incorporation will be effective upon filing with the Pennsylvania Department of State.

4. These Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Section 1914 of the BCL by the unanimous consent of the Board of Directors of the Corporation and the unanimous consent of the shareholders of the Corporation.

5. These Amended and Restated Articles of Incorporation supersede the Corporation's original Articles of Incorporation and all prior amendments thereto.

6. The Corporation's Articles of Incorporation are hereby amended and restated to read in their entirety as follows:

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           INTERSTATE HOTELS COMPANY

                                    *  *  *

  FIRST.  The name of the Corporation is Interstate Hotels Company.

  SECOND. The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is Foster Plaza 10, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220.

  THIRD. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law (the "BCL"), and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the BCL.

  FOURTH. Section 1. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock that the Corporation is authorized to issue is 100,000,000 shares, consisting of 75,000,000 shares of Common Stock, par value $0.01 per share ("COMMON STOCK"), and 25,000,000 shares of Preferred Stock, par value $0.01 per share ("PREFERRED STOCK").

   Section 2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the "BOARD") has the authority to authorize the issuance of shares of Preferred Stock in any series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of any series. The authority of the Board with respect to each such series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

     (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

     (b) the voting powers, if any, and whether such voting powers are full or limited;

     (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

     (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate for such series, and the dates and preferences of dividends on such series;

     (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

     (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

     (h)  the provisions, if any, of a sinking fund applicable to such series;
and

     (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and set forth in the resolution or resolutions providing for the issuance of such Preferred Stock (each, a "PREFERRED STOCK DESIGNATION").

   Section 3. COMMON STOCK. Except as may otherwise be provided in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

  FIFTH.  The Corporation will have perpetual existence.

  SIXTH. These Amended and Restated Articles of Incorporation will be effective upon filing with the Pennsylvania Department of State.

  SEVENTH. The Board may make, amend, and repeal the Bylaws of the Corporation ("BYLAWS"). Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the shareholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, Sections 1.1, 1.3, 1.9, 2.2, 2.3, 2.4, 2.5 and
9.1 and Article VI of the Bylaws may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class; provided, however, that if any such action (other than any direct or indirect amendment to Section 1.6 of the Bylaws) is approved by the affirmative vote of the holders of a majority, but less than 80%, of the Voting Stock (in addition to any other approvals required by law), such action will become effective one year after the date of such approval. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Seventh. For the purposes of these Articles of Incorporation, "VOTING STOCK" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors.

  EIGHTH.  Subject to the rights of the holders of any series of Preferred
Stock:

     (a) any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing of such shareholders or other action not taken at a meeting of shareholders; and

     (b) special meetings of shareholders of the Corporation may be called only by (i) the Chairman of the Board (the "CHAIRMAN"), (ii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of 80% of the total number, assuming no vacancies, of the Directors of the Corporation (the "WHOLE BOARD"), and (iii) as provided in Section 1.3(c) of the Bylaws.

At any annual meeting or special meeting of shareholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws; provided, however, that action taken at a special meeting of shareholders may not include the removal of Directors other than for cause, the increase or decrease in the number of Directors or any other action affecting the composition of the Board or any committee thereof (other than the removal of Directors, but only for cause as contemplated above). Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Eighth; provided, however, that if any proposed amendment or repeal of, or adoption of a provision inconsistent with, clause (b) of the first sentence of this Article Eighth is approved by the affirmative vote of the holders of a majority, but less than 80%, of the Voting Stock, voting together as a single class, such proposed amendment, repeal, or adoption of an inconsistent provision will become effective one year after such approval.

  NINTH. Section 1. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, (i) the number of the Directors of the Corporation will be fixed from time to time in the manner provided in the Bylaws and (ii) Directors may be elected by the shareholders only at an annual meeting of shareholders and only in the manner provided in the Bylaws.

   Section 2. NOMINATION OF DIRECTOR CANDIDATES. Advance notice of shareholder nominations for the election of Directors must be given in the manner provided in the Bylaws.

   Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or, if there is no remaining Director, by the shareholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the term of the directorship for which such Director was so elected and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

   Section 4. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office (i) by the Board as provided in the Bylaws and (ii) by the shareholders only for cause and only in the manner provided in this Section 4. At any annual meeting of the shareholders, the affirmative vote of the holders of at least a majority of the Voting Stock, voting together as a single class, may remove such Director or Directors; provided, however, that the Chairman may be removed only by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class.

   Section 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Ninth; provided, however, that if any such proposed amendment or repeal or adoption of an inconsistent provision is approved by the affirmative vote of the holders of a majority, but less than 80%, of the Voting Stock, voting together as a single class, such proposed amendment, repeal, or adoption of an inconsistent provision will become effective one year after such approval.

  TENTH. To the full extent permitted by the BCL or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Tenth will not adversely affect any right or protection of a Director of the Corporation in respect of any act or omission occurring in whole or in part prior to such repeal or modification.

  ELEVENTH. Each person who is or was or had agreed to become a Director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Corporation to the full extent permitted by the BCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Eleventh (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts) and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Eleventh. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or otherwise different than that provided in this Article Eleventh or the BCL, and any such agreement approved by the Whole Board will be a valid and binding obligation of the Corporation regardless of whether one or more members of the Board, or all members of the Board, are parties thereto or to similar agreements. Notwithstanding anything to the contrary in this Article Eleventh, in the event that the Corporation enters into a contract with any person expressly providing for indemnification of such person, the provisions of such contract will exclusively govern the Corporation's obligations in respect of indemnification for or advancement of fees or disbursements of such person's counsel or any other professional engaged by such person. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Eleventh will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

  IN WITNESS WHEREOF, Interstate Hotels Company has caused its corporate seal to be hereunto affixed and these Articles of Amendment to be signed by its Vice
President and attested by its Secretary, this    day of June, 1996.

                                        INTERSTATE HOTELS COMPANY


                                        By:
                                           -------------------------------
                                                   Vice President
ATTEST:


- - ---------------------------------
           Secretary